As filed with the Securities and Exchange Commission on November 1, 2004

Registration No. 333-100199

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 3 TO FORM S-3

ON FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

BEARINGPOINT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	54161	22-3680505
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1676 International Drive

McLean, VA 22102

(703) 747-3000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

David W. Black, Esq.

Executive Vice President, General Counsel and Secretary

1676 International Drive

McLean, VA 22102

(703) 747-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Steinwurtzel, Esq.

Vasiliki B. Tsaganos, Esq.

Fried, Frank, Harris, Shriver & Jacobson LLP

1001 Pennsylvania Avenue, N.W., Suite 800

Washington, D.C. 20004-2505

(202) 639-7000

On September 30, 2002, BearingPoint, Inc. (the “Company”) filed a Registration Statement on Form S-3, Registration Statement No. 333-100199, as amended by Amendment No. 1 to Form S-3 filed on October 17, 2002, Post-Effective Amendment No. 1 to Form S-3 on Form S-1 filed on May 4, 2004 and Post-Effective Amendment No. 2 to Form S-3 on Form S-1 filed on June 8, 2004 (as amended, the “Registration Statement”) pertaining to 16,501,650 shares of its common stock, par value $.01 per share, held by a selling stockholder for resale by such stockholder. Pursuant to an undertaking made in Item 17 of the Registration Statement, the Company hereby removes from registration all of the shares of its common stock registered pursuant to the Registration Statement that have not been sold as of the time of filing of this Post-Effective Amendment No. 3.

Item 16(a).	Exhibits

Exhibit No.	Description
24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 3 to Form S-3 on Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on November 1, 2004.

BEARINGPOINT, INC.

By:	/s/ Randolph C. Blazer
Randolph C. Blazer Chairman of the Board, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on November 1, 2004 in the capacities indicated below.

Signature	Title

/s/ Randolph C. Blazer Randolph C. Blazer	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ Robert S. Falcone Robert S. Falcone	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Douglas C. Allred	Director

Betsy J. Bernard	Director

* Wolfgang Kemna	Director

Albert L. Lord	Director

* Roderick C. McGeary	Director

* Alice M. Rivlin	Director

J. Terry Strange	Director

*By:	/s/ David W. Black
David W. Black
as Attorney-in-Fact

Exhibit Index

Exhibit No.	Description
24.1	Power of Attorney